Exhibit 99.5

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Balance Sheets

(unaudited)

(In thousands)

	September 30, 2021	December 31, 2020
Assets
Real estate:
Land	$206,138	189,890
Buildings and leasehold improvements	438,473	409,906
Furniture, fixtures, and equipment	41,702	42,820
Construction and equipment in progress	15,797	9,440
Less accumulated depreciation and amortization	(172,897)	(162,419)

Real estate, net	529,213	489,637
Accounts receivable, net	38	132
Prepaid expenses and other assets	588	6,376

Total assets	$529,839	496,145

Liabilities and Parent’s Net Investment
Liabilities:
Mortgage notes payable, net	$16,284	147,724
Notes payable to related party	—	47,581
Due to related party	431,550	155,001
Accounts payable and accrued liabilities	1,922	1,662
Other liabilities	91	6,601

Total liabilities	449,847	358,569

Parent’s net investment:
Parent’s net investment	79,992	137,576

Total liabilities and parent’s net investment	$529,839	496,145

See accompanying notes to condensed combined financial statements.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Statements of Income

(unaudited)

(In thousands)

	Nine Months Ended
	Setpembter 30, 2021	September 30, 2020
Rental revenues, primarily related party	$46,422	46,690

Total revenues	46,422	46,690

Operating expenses:
General and administrative	7,558	7,202
Repairs and maintenance	152	111
Depreciation and amortization	11,640	11,613
Loss on disposal of assets	230	194

Total operating expenses	19,580	19,120

Income from operations	26,842	27,570

Other income (expense):
Interest, investment, and other income	552	958
Interest expense	(12,558)	(11,735)
Unrealized (loss) gain on fair value of derivative instruments	1,914	(5,717)

Total other expense, net	(10,092)	(16,494)

Net income	$16,750	11,076

See accompanying notes to condensed combined financial statements.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Statements of Changes in Parent’s Net Investment

(unaudited)

(In thousands)

Nine months ended September 30, 2020	Total Parent’s net Investment
Balance, December 31, 2019	124,717
Change in parent’s net investment	(7,850)
Net income	11,076

Balance, September 30, 2020	127,943

Nine months ended September 30, 2021	Total Parent’s net Investment
Balance, December 31, 2020	137,576
Change in parent’s net investment	(74,334)
Net income	16,750

Balance, September 30, 2021	79,992

See accompanying notes to condensed combined financial statements.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income	$16,750	11,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,640	11,613
Loss on disposal of assets	230	194
Unrealized (gain) loss on fair value of derivative instruments	(1,914)	5,717
Amortization of deferred financing costs	196	70
Changes in operating assets and liabilities:
Accounts receivable, net	95	(188)
Prepaid expenses and other assets	5,789	(117)
Accounts payable and accrued liabilities	(22)	(215)
Other liabilities	22	(3)

Net cash provided by operating activities	32,786	28,147

Cash flows from investing activities:
Capital expenditures	(60,696)	(5,880)
Proceeds from sale of properties, furniture, fixtures, and equipment	9,531	—

Net cash used in investing activities	(51,165)	(5,880)

Cash flows from financing activities:
Principal payments on mortgage notes payable	(131,636)	(5,377)
Proceeds from issuance of mortgage notes payable	—	169
Payments for loan origination costs	—	(339)
Principal payments on related party notes payable	(47,581)	(5,005)
Net change in due to related party	271,930	(3,865)
Change in parent’s net investment	(74,334)	(7,850)

Net cash provided by (used in) financing activities	18,379	(22,267)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	—

Supplemental disclosure of cash flow information:
Cash paid for interest	$10,218	11,636
Supplemental noncash investing and financing activities:
Accrued purchases of properties, furniture, fixtures, and equipment	301	77

See accompanying notes to condensed combined financial statements.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

(1)	Nature of Business and Basis of Presentation

(a)	Nature of Business

We have prepared the accompanying condensed combined financial statements of real property related to the Larry H. Miller Dealership operations (Larry H. Miller Automotive Real Estate Properties or Company). The real property related to the Larry H. Miller Dealerships has historically operated as part of the Larry H. Miller Real Estate Entities (Parent) and not as a standalone company. The accompanying condensed combined financial statements comprise the condensed combined balance sheets as of September 30, 2021 and 2020, and the related combined statements of income, changes in Parent’s net investment, and cash flows for the nine-month periods ended September 30, 2021 and 2020.

(b)	Basis of Presentation

The combined financial statements of the Parent include the accounts of Miller Family Real Estate LLC (MFRE) and Larry H. Miller Corporation – Boise (Boise), all of which are principally owned by the Larry H. Miller Family (the Miller Family). MFRE is a limited liability company and is treated as a partnership for federal income tax purposes. Boise is a Subchapter S corporation and is taxed as a flow-through entity for federal income tax purposes.

The accompanying condensed combined financial statements representing the historical operations of the Parent’s automotive real estate business have been prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP). The condensed combined financial statements have been derived from the December 31, 2020 audited combined financial statements and unaudited interim financial information and accounting records of the Parent using the historical results of operations and historical cost basis of the assets and liabilities that comprise the Company to demonstrate the Company’s condensed combined historical financial position, results of operations, and cash flows on a carve-out basis. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) No. 270, Interim Reporting. These condensed combined financial statements reflect all adjustments (consisting only of normal recurring adjustments) that, in the opinion of management, are necessary to present fairly the financial position, the results of operations, and cash flows of the Company for the periods presented. All intercompany balances and transactions within the Company’s condensed combined financial statements have been eliminated. Transactions and balances between the Company and the Parent that are not included in these condensed combined financial statements are reflected as related party balances and transactions within these financial statements. Transactions between the Company and the Parent are reflected as change in Parent’s net investment.

The condensed combined financial statements include the assets, liabilities, revenues, and expenses that are specifically identifiable to the Company. As part of Parent, the Company is dependent upon Parent for all its working capital and financing requirements as Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Parent’s net investment account and due to related parties account. Accordingly, none of Parent’s cash or cash equivalents at the corporate level have been allocated to the Company in the condensed combined financial statements. Debt balances that are directly related to the Company’s financing have been included in the condensed combined financial statements.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

Parent’s net investment represents Parent’s interest in the recorded net assets of the Company. The condensed combined financial statements also include allocations of certain administrative, accounting, legal, human resources and information technology expenses from the Parent based on the percentage of revenue recognized by the Company divided by total revenue recognized by the Parent. These allocated costs are primarily related to corporate general and administrative expenses and employee related costs for corporate and shared employees. Nevertheless, the condensed combined financial statements may not include all of the actual expenses that would have been incurred had the Company operated as a standalone company during the periods presented and may not reflect the condensed combined results of operation, financial position and cash flows had the Company operated as a standalone business during the periods presented. Actual costs that would have been incurred if the Company had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The Company also may incur additional costs associated with being a standalone company that were not included in the expense allocations and therefore would result in additional costs that are not reflected in the condensed combined historical results of operations, financial position, and cash flows. Consequently, future results of operations should the Company operate separately from the Parent could include costs and expenses that may be materially different than the Company’s historical results of operations, financial position, and cash flows. Accordingly, the condensed combined financial statements for the periods presented may not be indicative of the Company’s future results of operations, financial position, and cash flows.

(2)	Summary of Significant Accounting Principles

These condensed combined financial statements are prepared in accordance with U.S. GAAP, and the accounting policies generally accepted by the industry in which the Company operates.

(a)	Real Estate

Real estate is recorded at cost and consists of land, buildings, leasehold improvements, furniture, fixtures, and equipment. Significant expenditures that improve or extend the life of an asset are capitalized, while minor replacements, maintenance, and repairs that do not increase the useful life of an asset are expensed as incurred.

Depreciation is calculated using the straight-line method over the useful lives of the assets. Leasehold and tenant improvements are amortized using the straight-line method over the shorter of the useful lives or the term of the lease.

The range of estimated useful lives is as follows:

Buildings and leasehold improvements	25 to 39 years
Furniture, fixtures, and equipment	5 to 10 years

When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is credited or debited to income from operations. The Company recorded $11.6 million and $11.6 million in depreciation expense for the nine months ended September 30, 2021 and 2020, respectively.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

(b)	Management Estimates

The preparation of the condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at September 30, 2021 and 2020, and revenues and expenses reported for the respective reporting periods. The actual outcome could differ from the estimates made in the preparation of these condensed combined financial statements.

(3)	Mortgage Notes Payable

Mortgage notes payable consisted of the following at September 30, 2021 and December 31, 2020 (in thousands):

Description*	Rate	Monthly payment	Maturity date	Collateral	September 30, 2021	December 31, 2020
MLIBOR + 2%	2.08%	prin + int	6/5/2024	Secured by Land and Buildings	$—	23,840
MLIBOR + 1.6%	1.68%	prin + int	6/1/2022	Secured by Land and Buildings	—	19,280
DLIBOR + 2.15%	2.22%	prin + int	10/31/2022	Secured by Land and Buildings	—	25,992
Fixed	4.46%	prin + int	12/1/2027	Secured by Land and Buildings	7,653	7,842
MLIBOR + 1.75%	1.83%	prin + int	1/1/2031	Secured by Buildings	—	6,162
5 yr LIBOR + 1.75%	4.42%	prin + int	3/28/2038	Secured by Land and Buildings	8,647	8,908
MLIBOR + 1.9%	1.98%	prin + int	3/31/2025	Secured by Land and Buildings	—	7,944
MLIBOR + 1.95%	2.03%	prin + int	6/1/2025	Secured by Land and Buildings	—	14,315
MLIBOR + 1.6%	1.68%	prin + int	9/5/2023	Secured by Land and Buildings	—	13,716
MLIBOR + 1.7%	1.78%	prin + int	3/31/2026	Secured by Land and Buildings	—	20,308

					$16,300	$148,307
Less unamortized debt issuance costs					(16)	(583)

Mortgage notes payable, net					$16,284	147,724

*	MLIBOR equals 30-day LIBOR
*	DLIBOR equals daily LIBOR

The mortgage notes payable agreements contain covenants including debt service coverage ratios, lease sufficiency ratios, loan-to-value ratios, and minimum average liquidity requirements.

(4)	Related Party Transactions

(a)	Rental Revenues

The Company’s rental revenue is generated from lease agreements with related automotive dealership entities owned by the Miller Family. Revenue recognized by the Company during the nine months ended September 30, 2021 and 2020 from related entities totaled $43.8 million and $45.7 million, respectively.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

(b)	Notes Payable to Related Party

The Company has secured notes payable to Larry H. Miller Management Corporation (MMC). Interest expense recorded on notes payable to related parties was $1.4 million and $1.6 million for the nine months ended September 30, 2021 and 2020, respectively. Notes payable to related party consisted of the following at September 30, 2021 and December 31, 2020 (in thousands):

	September 30, 2021	December 31, 2020
A note payable bearing interest at 3.43%. Secured by real property. Monthly payments of principal and interest of $163. Matures April 2030.	—	15,427
A note payable bearing interest at 3.43%. Secured by real property. Monthly payments of principal and interest of $15. Matures August 2031.	—	1,617
A note payable bearing interest at 4.29%. Secured by real property. Monthly payments of principal and interest of $34. Matures December 2032.	—	3,815
A note payable bearing interest at 4.76%. Secured by real property. Monthly payments of principal and interest of $52. Matures August 2033.	—	3,006
A note payable bearing interest at 4.42%. Secured by real property. Monthly payments of principal and interest of $68. Matures April 2034.	—	8,266
A note payable bearing interest at 4.32%. Secured by real property. Monthly payments of principal and interest of $123. Matures April 2029.	—	10,341
A note payable bearing interest at 4.32%. Secured by real property. Monthly payments of principal and interest of $32. Matures November 2034.	—	4,249
A note payable bearing interest at 4.69%. Secured by real property. Monthly payments of principal and interest of $167. Matures December 2027.	—	860

	$—	47,581

(c)	Due to Related Party

The Company has a net payable due to related parties of $431.6 million and $155.0 million as of September 30, 2021 and December 31, 2020, respectively. Included in $155.0 million are net payables due to MMC for loans from MMC of $9.0 million, which was due on demand.

Also included in these amounts are a net payable due to the Parent for financing provided by the Parent. The Company has debt under credit agreements to which it is the legal obligor as described in Note (3) Mortgage Notes Payable. In addition, although the Company is not the legal obligor, the Parent has mortgage notes payable that are secured by the assets of the Company of $418.6 million

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

and $137.7 million as of September 30, 2021 and December 31, 2020, respectively. The Parent’s mortgage notes payable includes a line of credit with a borrowing capacity of $100 million bearing interest at LIBOR + 1.85% and had no amounts outstanding as of the end of each period presented.

In addition, as of September 30, 2021 and December 31, 2020, the due to related party included a net payable to the Parent of $12.9 million and $8.3 million, respectively, for Parent’s interest rate swap derivatives related to the Parent’s mortgage notes payable.

The Parent’s mortgage notes payable included debt service coverage ratios, lease sufficiency ratios, loan-to-value ratios, and minimum average liquidity requirements. The mortgage notes payable mature June 2026. In the event of a change in control, the Company would be required to repay the outstanding balance to the Parent.

(d)	Management Services

The Company paid management services fees to MMC. The Company paid MMC for management services $0.4 million and $0.4 million, for the nine months ended September 30, 2021 and 2020, respectively. The expenses are included as a component of general and administrative expense in the accompanying condensed combined statements of income.

(e)	Related Party Lease Commitments

The Company is managed with other assets held by the Parent and therefore does not have a separate lease for administrative office space. A portion of the cost to occupy office space for administrative purposes has been allocated to the Company as discussed in Note 1.

(5)	Lease Commitments

The Company is a party to several lease agreements expiring on various dates through 2034. Lease terms generally include combined initial and option terms of 15 to 30 years. The option terms are typically in five-year increments. Rental payments include minimum rentals. Rental expense for operating leases during the nine months ended September 30, 2021 and 2020 totaled $4.8 million and $4.8 million, respectively.

(6)	Commitments and Contingencies

(a)	Legal Matters

The Company is party to certain legal matters arising in the ordinary course of business. In the opinion of management, the resolution of legal proceedings arising in the normal course of business will not have a material adverse effect on its combined business, results of operations, financial condition, or cash flows.

(b)	Environmental Matters

The Company monitors for the presence of hazardous or toxic substances. Management is not aware of any environmental liability with respect to the Company that would have a material adverse effect on the Company’s combined business, assets, or results of operations; however, there can be no assurance that such a material environmental liability does not exist. The existence of any such environmental liability could have an adverse effect on the Company’s combined financial position, results of operations, or cash flows.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

(c)	General Uninsured Losses

The Company carries comprehensive liability, fire, flood, environmental, extended coverage, and rental loss insurance with policy specifications, limits, and deductibles that management believes are adequate and appropriate under the circumstances given the relative risk of loss, the cost of such coverage, and industry practice. There are, however, certain types of losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, it could have an adverse effect on the Company’s combined financial position, results of operations, or cash flows.

(d)	Future Construction Projects

As of September 30, 2021, the Company has commitments for construction projects totaling $15.1 million. It is anticipated that the projects will be completed, and all commitments will be paid within 2022.

(7)	Fair Value of Financial Instruments

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are based on market pricing data obtained from sources independent of the Company. Unobservable inputs reflect management’s judgment about the assumptions market participants would use in pricing the asset or liability.

Level 1	inputs are quoted prices in active markets as of the measurement date for identical assets or liabilities that Company had the ability to access.

Level 2	inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are observable for the asset or liability.

Level 3	inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

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LARRY H. MILLER AUTOMOTIVE REAL ESTATE PROPERTIES

Condensed Combined Financial Statements

September 30, 2021 and 2020

The following table presents the Company’s fair value hierarchy for the above assets and liabilities measured at fair value on a recurring basis as of September 30, 2021 and December 31, 2020 (in thousands):

	Quoted market prices in active markets (Level 1)	Other observable inputs (Level 2)	Unobservable inputs (Level 3)
September 30, 2021 Financial liabilities:
Derivatives	$—	—	—
December 31, 2020 Financial liabilities:
Derivatives	—	6,532	—

Interest rate swaps that are in an asset position are recorded as a component of prepaid expenses and other assets, and interest rate swaps that are in a liability position are recorded as a component of other liabilities.

(8)	Subsequent Events

The Company has evaluated subsequent events through October 25, 2021, which is the date these unaudited condensed combined financial statements were available to be issued.

On September 29, 2021, it was announced that the Asbury Automotive Group entered into a definitive agreement to acquire the Company from the Miller Family as part of a broader transaction for the Larry H. Miller automotive business.

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